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EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-46143) pertaining to the Dividend Reinvestment and Stock Purchase Plan of Second Bancorp Incorporated and in the related Prospectus and in the Registration Statement (Form S-8 No. 333-32431) pertaining to the 1997 Restricted Stock Plan of Second Bancorp Incorporated of our report dated January 25, 2000 with respect to the consolidated financial statements of Second Bancorp Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 1999.




                                                           Ernst & Young  LLP



Cleveland, Ohio
March 24, 2000